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                                                                    EXHIBIT 3.14

                                     BY-LAWS

                                       OF

                        BALLY FRANCHISING HOLDINGS, INC.

                            (An Illinois corporation)

                                    ARTICLE I

                                     OFFICES

         The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 2.1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third week in January of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         SECTION 2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting.

         SECTION 2.3. PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the office of the registered agent of the corporation in the State of Illinois.

         SECTION 2.4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United


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States mail, addressed to the shareholder's address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days, and for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders shall be the date on which the notice of the meeting is mailed, or the date on which the board of directors adopts the resolution relating thereto, as the case may be. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

         SECTION 2.6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 2.7. QUORUM. Unless otherwise provided in the articles of incorporation, the holders of a majority of the outstanding shares, entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. If less than a quorum is represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act or the articles of incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.


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         SECTION 2.8.      PROXIES. Each shareholder entitled to vote at a
meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy executed in writing by such shareholder or his or her duly authorized attorney-in-fact, by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

         SECTION 2.10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

         Shares registered in the name of a deceased person, a minor ward or an incompetent person, may be voted by the administrator, executor, court appointed guardian, or conservator of such person or such person's estate, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in the appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the record of shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of



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outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         SECTION 2.11. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

         Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 2.12. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, or if 5 days' prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting; and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

         SECTION 2.13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors.

         SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be, at least three (3) but no more than twenty (20). Each director shall hold office until the next annual meeting of shareholders or until a successor


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shall have been elected and qualified. Directors need not be residents of
Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

         SECTION 3.3 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders.

         The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

         SECTION 3.5. NOTICE. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice to each director at his or her business address. If mailed, notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telecopier, a copy of the notice shall also be mailed to each addressee. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

         SECTION 3.7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by these by-laws or the articles of incorporation.

         SECTION 3.8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the board of directors to serve until the next meeting of shareholders at which directors are to be elected.

         SECTION 3.9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken at a


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meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

         SECTION 3.10. COMPENSATION. Unless otherwise provided in the articles of incorporation, the board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.12. COMMITTEES. The board of directors by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may create one or more committees and designate two or more directors to serve on any such committee or committees. Any such committee or committees, to the extent provided in such resolution, shall have and exercise the authority of the board of directors, except as otherwise required by law. Vacancies in the membership of any committee shall be filled by the board of directors at a regular or special meeting of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

         SECTION 3.13. TELEPHONE CONFERENCE MEETINGS. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or of any committee designated by the board of directors, may participate in and act at any meeting of the board of directors or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance and presence in person at the meeting.


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                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1 NUMBER. The officers of the corporation shall be a chairman of the board, a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

         SECTION 4.2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the death, resignation, or removal (in the manner hereinafter provided) of such officer. Election of an officer shall not of itself create contract rights.

         SECTION 4.3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 4.4. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He may vote all securities which the corporation is entitled to vote. He shall be elected by the board of directors and shall hold office until the next annual meeting of directors, or until his successor shall be elected and qualified.

         SECTION 4.5. PRESIDENT. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the chief executive officer and the board of directors, he shall: (a) be in charge of the day-to-day operations of the corporation; (b) see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and (c) in general, discharge all duties incident to the office of the chief operating officer and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation any instruments (including without limitation contracts, deeds, mortgages, bonds and certificates for the corporation's shares) which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.


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He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         SECTION 4.6. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of the president's duties as the president may direct and shall perform such other duties as from time to time may be assigned by the president or by the board of directors. In the president's absence, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there is more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and may further accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors according to the requirements of the form of the instrument

         SECTION 4.7. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of all duties in such sum and with such surety or sureties as the board of directors may determine.

         SECTION 4.8. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all


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duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

         SECTION 4.9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates or shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

         SECTION 4.10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of corporation.

                                    ARTICLE V

                       CONTRACTS, LOANS, CHECKS, DEPOSITS

         SECTION 5.1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 5.2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 5.4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


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                                   ARTICLE VI

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         The corporation shall indemnify any and all persons whom it has the power to indemnify under the Business Corporation Act of Illinois against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Act and may, at the discretion of the board of directors, purchase and maintain insurance, at its expense to protect itself and such persons against any such expense, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the Business Corporation Act of Illinois.

                                   ARTICLE VII

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

         SECTION 7.1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the chairman or a vice-chairman of the board of directors, if any, or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of seal, of the corporation, if the corporation uses a seal. If a certificate is countersigned by a transfer agent or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

         If the corporation is authorized and does issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth on the face or back of the certificate a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued. If the corporation is authorized to issue any preferred or special class in series, every certificate representing such shares issued by the corporation shall set forth on the face or back of the certificate a full summary or statement of all of the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

         Each certificate representing shares shall also state that the corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents. Each certificate representing shares shall be consecutively numbered or otherwise identified.



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


         The name and address of each shareholder, the number and class of shares held and the date on which the certificates for shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. No certificate shall be issued for any share until such share is fully paid.

         SECTION 7.2. LOST CERTIFICATES. If a certificate representing shares of the corporation is alleged to have been lost, stolen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued. In connection with the issuance of any such new certificate, the board may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to provide such indemnification, and may impose such other reasonable requirements, as the board shall deem necessary or desirable.

         SECTION 7.3. TRANSFERS OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.

                                   ARTICLE IX

                                    DIVIDENDS

         The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding and treasury shares in such manner and upon such terms and conditions as provided by law and the articles of incorporation.

                                    ARTICLE X

                                      SEAL

         The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under these by-laws or under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII

                                   AMENDMENTS

         The by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.


                                      -12-